Exhibit 3.3
BYLAWS
OF
BLACK ROCK COFFEE BAR, INC.,
a Texas corporation (the “Corporation”)
(effective as of June 27, 2025)
ARTICLE I. OFFICES
Section 1.01    Registered Office. The principal place of business in the State of Texas of the Corporation’s registered agent in that state shall be the Corporation’s registered office.
Section 1.02    Other Offices. The Corporation may also have offices and places of business at such other places, within or without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II. MEETINGS OF STOCKHOLDERS
Section 2.01    Time and Place. All meetings of stockholders shall be held at such time and place, whether within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.02    Annual Meeting. An annual meeting of stockholders shall be held on such date, not less than sixty (60) nor more than one hundred twenty (120) days after the end of the Corporation’s last preceding fiscal year, as the Board of Directors shall prescribe; provided, however, if in any such year, the annual meeting shall not have been held within such period, then it shall be held on the third Thursday of the fifth month after the end of the Corporation’s last preceding fiscal year, or if such day be a legal holiday, on the next business day following. At each annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly come before the meeting.
Section 2.03    Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Formation, may be called by the Board of Directors, the Chairman of the Board of Directors or the President, and shall be called by the Chairman of the Board of Directors, the President or the Secretary at the request in writing of any one or more stockholders owning not less than twenty-five percent (25%) of the shares of the Corporation then issued and outstanding and entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting.
Section 2.04    Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by statute, the Certificate of Formation or these Bylaws (these “Bylaws”), the written notice of any meeting shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Any notice to the stockholders given by the Corporation under the Certificate of Formation or these Bylaws shall be effective if given by a form of electronic transmission or by mail. Notice given by a form of electronic transmission shall be deemed given (a) if by facsimile telecommunication, when directed to the stockholder at such stockholder’s number as it appears on the records of the Corporation; (b) if by electronic mail, when directed to the stockholder at such stockholder’s electronic e-mail address as it appears on the records of the Corporation; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.
Section 2.05    Waiver of Notice. Whenever a notice is required to be given by statute, the Certificate of Formation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except where the person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular meeting of stockholders need be specified in any written waiver of notice.
Section 2.06    Quorum. Except as otherwise provided by law or the Certificate of Formation, the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum which is present to organize a meeting shall not be broken by the subsequent withdrawal of one or more stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting which might have been transacted at the meeting as originally noticed; provided, however, if any meeting is so adjourned for more than thirty (30) days, or if after any such adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjournment shall be given to each stockholder entitled to vote thereat.
Section 2.07    Vote Required. At any meeting of stockholders at which a quorum is present, all elections of directors shall be determined by a plurality vote and all other matters shall be determined by the vote of the holders of a majority of the shares present in person or represented at such meeting and entitled to vote, unless the matter is one which by express provision of statute, the Certificate of Formation or these Bylaws a different vote is required, in which case such express provision shall govern and control the determination of such matter.

Section 2.08    Voting. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Formation, each stockholder of record shall be entitled to one vote for every share of stock standing in his name on the books of the Corporation as of the record date for determining the stockholders entitled to notice of and to vote at such meeting.
Section 2.09    Proxies. Every proxy must be executed in writing by the stockholder or his duly authorized attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless a longer period is provided for in the proxy. Every proxy shall be revocable at the pleasure of the person executing it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by law has been given.
Section 2.10    Action by Written Consent. Whenever by any provision of law, or of the Certificate of Formation or these Bylaws, the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting, prior notice thereof and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken, or if the holders of shares of stock having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted shall consent in writing to the taking of such action. Where corporate action is taken in such manner by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all stockholders who have not consented in writing thereto.
Section 2.11    List of Stockholders. A list of stockholders entitled to vote at any meeting of stockholders shall be compiled and made available for examination by any stockholder at least ten days before such meeting. The list shall be in alphabetical order and show the address of each stockholder and the number of shares registered in his name.
ARTICLE III. DIRECTORS
Section 3.01    Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things on its behalf as are not, by statute or by the Certificate of Formation or by these Bylaws, directed or required to be exercised or done by the stockholders.
Section 3.02    Number; Election and Tenure. The number of directors constituting the whole Board of Directors shall be not less than one (1) nor more than ten (10) as may from time to time be determined by resolution of the whole Board of Directors or by the stockholders as hereinafter provided. The stockholders, at any meeting, regular or special, convened for the election of directors, shall have power to determine or re-determine the number of directors to be elected within the maximum and minimum limits above specified, and to elect the number of directors as so determined or re-determined. The directors shall have power from time to time, when the stockholders as such are not assembled in a meeting, to increase or decrease their own number, within the maximum and minimum limits above specified from the number previously determined, provided that no such decrease would terminate or shorten the term of office of any director then in office. If the number of directors be at any time increased by action of the Board of Directors, the additional directors may be elected by a majority of the directors in office at the time of the increase or if not so elected prior to the next meeting of stockholders convened for the election of directors they shall be elected by the stockholders. Directors shall be elected at the annual meeting of the stockholders by a plurality of the votes cast in the election and except as provided in Section 3.03 of this Article III, each director shall be elected to serve until the expiration of the term for which he was elected and thereafter until his successor has been elected and has qualified. Unless otherwise provided in the Certificate of Formation, the directors need not be stockholders and need not be residents of the State of Texas.
Section 3.03    Resignation and Removal. Any director may resign at any time by written notice to the Corporation. Any director or the whole Board of Directors may be removed for cause or without cause by vote of a majority of the stockholders at a special meeting called for that purpose.
Section 3.04    Vacancies. Any vacancy occurring in the Board of Directors by reason of the death, resignation, retirement, disqualification or removal from office of any director with or without cause or an increase in the number of directorships, or otherwise, may be filled by a majority of all of the directors then in office, although less than a quorum. Each director elected to fill a vacancy shall serve until the expiration of the term of his predecessor or, if there is no predecessor, until the next succeeding annual meeting of stockholders and thereafter until his successor shall be duly elected and qualified, unless sooner displaced from office by resignation, removal or otherwise. If in the event of any such vacancy, the directors remaining in office shall be unable, by majority vote, to fill such vacancy within ninety (90) days of the occurrence thereof, the Chairman of the Board of Directors or the President shall call a special meeting of the stockholders at which such vacancy may be filled.
Section 3.05    Interested Directors. To the extent and under the circumstances permitted by law of the State of Texas, no contract or other transaction between the Corporation and one (1) or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one (1) or more of its directors are directors or officers, or are financially interested, shall be either void or voidable for this reason alone, or by reason that such director or directors are present at the meeting of the Board of Directors, or of a committee thereof, which authorizes such contract or transaction, or that his or their votes are counted for such purpose. Except as otherwise provided by statute, common or interested directors may be counted in determining the presence of a quorum or at a meeting of the Board of Directors, or of a committee, which authorizes any such contract or transaction.
Section 3.06    Compensation. The Board of Directors may from time to time fix the compensation of non-employee directors for their services in that capacity. The compensation of a non-employee director may consist of an annual fee or a fee for attendance at each regular or special meeting of the Board of Directors of which such director is a member or a combination of fees of both types; provided, however, nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. The Board of Directors may also provide for the reimbursement to any director of expenses incurred in attending any meeting of the Board of Directors or any committee of the Board of Directors of which he is a member. Employees serving as directors do not receive additional compensation.
ARTICLE IV. MEETINGS OF THE BOARD OF DIRECTORS
Section 4.01    Time and Place. The Board of Directors of the Corporation may hold meetings, both regular and special, at such time and place, within or without the State of Texas, as shall be determined in accordance with these Bylaws.
Section 4.02    Annual Meeting. The annual meeting of the Board of Directors shall be held for the election of officers and any other business as soon as practicable after the adjournment of the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order to constitute the meeting, provided a quorum shall be present.
Section 4.03    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined in advance by the Board of Directors.
Section 4.04    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President, and, at the request of any director, shall be called by the President or the Chairman of the Board of Directors. Notice of each special meeting of directors stating the time and place, and, if deemed appropriate by the person or persons by whom or at whose request the meeting is being called, the purpose or purposes thereof shall be given to each director, in writing and may be delivered personally, by mail or by electronic transmission (all as permitted under Texas law), at least forty-eight (48) hours before such meeting. Notice given by form of electronic transmission shall be deemed given (a) if by facsimile telecommunication, when directed to the director at his number communicated to the Corporation in writing, (b) if by electronic mail, when directed to the director of his electronic mail address communicated to the Corporation in writing; and (c) if by any other form of electronic transmission, when directed to the director. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the director at his address communicated to the Corporation in writing. The time and place of any special meeting of directors may also be fixed by a duly executed waiver of notice thereof.
Section 4.05    Waiver of Notice. Whenever a notice is required to be given by statute, the Certificate of Formation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting of directors or any committee of directors shall constitute a waiver of notice of such meeting, except where the person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular meeting of directors or committee of directors need be specified in any written waiver of notice.

Section 4.06    Quorum. At all meetings of the Board of Directors or of any committee of the Board of Directors, a majority of the whole Board of Directors then in office or a majority of the whole membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors or members of the committee present at the time of the vote if a quorum is present shall be the act of the Board of Directors or such committee, except as may be otherwise specifically provided by law or by the Certificate of Formation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors or any committee of the Board of Directors, the members of the Board of Directors or any committee of the Board of Directors present thereat may adjourn the meeting from time to time until a quorum shall be present.
Section 4.07    Participation in Meetings by Telephone. Any one or more members of the Board of Directors or of any committee of the Board of Directors may participate in a meeting of the Board of Directors or committee thereof by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
Section 4.08    Action by Written Consent. Whenever by any provision of law or of the Certificate of Formation the vote of the Board of Directors or any committee of the Board of Directors at any meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and the vote of the Board of Directors or such committee may be dispensed with if all of the members of the Board of Directors or such committee who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.
ARTICLE V. COMMITTEES OF THE BOARD OF DIRECTORS
Section 5.01    Designation. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate from among its members one (1) or more committees, each consisting of one (1) or more directors and having such title as the Board of Directors may consider to be properly descriptive of its function, and each such committee, to the extent provided in such resolution, shall have all the authority of the Board of Directors in the management of the business and affairs of the Corporation. No such committee, however, shall have power or authority in reference to:
(a)    amending the Certificate of Formation;
(b)    adopting an agreement of merger or consolidation;
(c)    recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;
(d)    recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution;
(e)    amending these Bylaws;

and, unless expressly so provided by resolution of the Board of Directors, no such committee shall have power or authority in reference to:
(f)    declaring a dividend;
(g)    authorizing the issuance of stock of the Corporation of any class; or
(h)    adopting a certificate of ownership and merger.
A majority of any such committee shall constitute a quorum and may determine its action, and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors may designate one or more directors as alternate members of any such committee who may replace any absent member or members of any meeting of such committee.
Section 5.02    Tenure; Reports. Each such committee shall serve at the pleasure of the Board of Directors. It shall keep minutes of its meetings and report the same to the Board of Directors, and it shall observe such other procedures with respect to its meetings as are prescribed in these Bylaws or, to the extent not prescribed herein, as may be prescribed by the Board of Directors in the resolution appointing such committee.
ARTICLE VI. OFFICERS
Section 6.01    Executive Officers. The executive officers of the Corporation shall be a President and a Secretary. The Corporation may also have a Chairman of the Board of Directors, a Chief Financial Officer, a Chief Operating Officer, a Chief Executive Officer (or two or more co-Chief Executive Officers), a Treasurer and one or more Vice-Presidents, in which case the Chairman of the Board of Directors may or may not be an executive officer and such other officers shall also be executive officers. Two (2) or more offices, except those of President and Vice-President and those of President and Secretary, may be held by the same person. The executive officers of the Corporation shall be elected annually by the Board of Directors at its first meeting following the meeting of stockholders at which the Board of Directors was elected or as otherwise determined by the Board of Directors.
Section 6.02    Other Officers and Agents. The Board of Directors may also elect or may delegate to the President authority to appoint and remove, and to fix the duties, compensation and terms of office of, one or more Assistant Vice-Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers and agents as the Board of Directors may at any time or from time to time determine to be advisable.
Section 6.03    Tenure; Resignation; Removal; Vacancies. Each officer of the Corporation shall hold office until his successor is elected or appointed or until his earlier displacement from office by resignation, removal or otherwise; provided, however, if the term of office of any officer elected or appointed pursuant to Section 6.02 of this Article VI shall have been fixed by the Board of Directors or by the President acting under authority delegated to him by the Board of Directors, he shall cease to hold such office no later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed to succeed him. Any officer may resign by written notice to the Corporation and may be removed for cause or without cause by the Board of Directors or by the President acting under authority delegated to him by the Board of Directors pursuant to Section 6.02 of this Article; provided, however, any such removal shall be without prejudice to the rights, if any, of the officer so removed under any employment contract or other agreement with the Corporation. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors or by the President acting under authority delegated to him by the Board of Directors pursuant to Section 6.02 of this Article VI.
Section 6.04    Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors or by the President acting under authority delegated to him by the Board of Directors pursuant to Section 2 of this Article VI.
Section 6.05    Authority and Duties. All officers as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not provided, as may be prescribed by the Board of Directors or by the President acting under authority delegated to him by the Board of Directors pursuant to Section 6.02 of this Article VI.
Section 6.06    The Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors and shall assist in the strategic development of the Corporation. The Chairman of the Board of Directors may act as President in the absence of the President for an extended period of time and shall also have such other powers and duties as may be assigned from time to time by the Board of Directors.
Section 6.07    The President. In the absence of a Chief Executive Officer, the President shall be the chief executive officer of the Corporation. The President shall have general and active management and control of the day-to-day business and affairs of the Corporation, including the right to hire and discharge employees other than elective officers, subject, however, to the control of the Board of Directors and the Chairman of the Board of Directors. The President shall see that all orders and resolutions of the Board of Directors are carried into effect and, in connection therewith, shall be authorized to delegate to the other executive officers such of his powers and duties as he may deem advisable. In the absence or disability of the Chairman of the Board of Directors, the President shall preside at all meetings of the stockholders and directors. The President shall perform such other duties as the Board of Directors or the Chairman of the Board of Directors may from time to time prescribe.
Section 6.08    The Vice-Presidents. The Vice-Presidents, in order of their seniority or in any other order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall severally assist the President in the management of the business of the Corporation and the implementation of resolutions of the Board of Directors, and in the performance of such other duties as the President may from time to time prescribe.
Section 6.09    The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President, under whose supervision the Secretary shall act. The Secretary shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board of Directors may direct and shall perform all other duties incident to the office of Secretary.
Section 6.10    The Assistant Secretaries. The Assistant Secretaries, if any, in order of their seniority or in any other order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors or the Secretary may from time to time prescribe.
Section 6.11    The Chief Financial Officer. The Chief Financial Officer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board of Directors, the President and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
Section 6.12    The Assistant Treasurers. The Assistant Treasurers if any, in the order of their seniority or in any other order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the power of the Treasurer and shall perform such other duties as the Board of Directors or the Treasurer shall prescribe.
ARTICLE VII. CAPITAL STOCK
Section 7.01    Certificates of Stock; Uncertificated Shares. Shares of the capital stock of the Corporation may be either certificated or uncertificated. Shares of capital stock of the Corporation represented by certificates shall be in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed either manually or in facsimile (a) by the Chairman of the Board of Directors, the President, a co-Chief Executive Officer or a Vice President, and (b) by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the time of its issue.
Section 7.02    Lost Certificates. The Board of Directors may direct that a new stock certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation which have been mutilated or which are alleged to have been lost, stolen or destroyed, upon presentation of each such mutilated certificate or upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Section 7.03    Transfers. If shares of capital stock are certificated, such shares may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate properly endorsed or accompanied by a written assignment or power of attorney properly executed. In such event, the Corporation shall cancel the old certificate, issue or cause to be issued uncertificated shares (or, if requested by the appropriate person, a new certificate) to the person entitled thereto and record the transfer upon its books. If shares of capital stock are uncertificated, such shares may be transferred only on the books of the Corporation upon the receipt by the Corporation or its transfer agent of proper instructions from the record holder of uncertificated shares. In such event, the Corporation shall cancel the uncertificated shares, issue or cause to be issued new equivalent uncertificated shares (or, if requested by the appropriate person, a new certificate) to the person entitled thereto and record the transfer upon its books. In the case of transfers of either certificated or uncertificated shares of capital stock, the Corporation or its transfer agent shall also receive such evidence of succession, assignment and authority as either may reasonably require. Transfers shall also be subject to applicable transfer restrictions imposed by law, agreement or these Bylaws.
(a)    Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.
(b)    If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
(c)    Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice pursuant to Section 3.205 of the Code containing the information required to be set forth or stated on certificates under the Code.
(d)    Any Transfer (as defined below) of shares of the Corporation shall be effected pursuant to a transfer agreement in a form reasonably acceptable to the Corporation (which form (i) shall include, without limitation, a release in favor of the Corporation and representations from the Holder (as defined below) and transferee that the Corporation is not a party to the transaction and has made no representations to the transferee and (ii) may include, at the discretion of the Corporation, a transfer fee to reimburse the Corporation for its administrative expenses in connection with the Transfer).
Section 7.04    Record Holders. Except as may otherwise be required by law, by the Certificate of Formation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock, whether certificated or uncertificated, as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.
Section 7.05    Record Date. In order that the Corporation may determine the stockholders entitled to (a) notice of or to vote at any meeting of stockholders or any adjournment thereof, or (b) consent to corporate action in writing without a meeting, or (c) receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which, (i) in the case of clause (a) above, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (ii) in the case of clause (b) above, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; or (iii) in the case of clause (c) above, shall not be more than sixty (60) days prior to such action. If no record date is fixed by the Board of Directors, (A) the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, on the day next preceding the day on which the meeting is held; (B) the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, (x) when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Texas, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, or (y) when prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (C) the record date for determining stockholders for any purpose other than those specified in clauses (A) and (B) above shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
ARTICLE VIII. INDEMNIFICATION
Section 8.01    General. The Corporation shall indemnify persons who are or were a director or officer of the Corporation, both in their official capacities and as a delegate, against any and all liability and expenses that may be incurred by them in connection with or resulting from any proceeding to the full extent permitted or required by Chapter 8 of the Texas Business Organizations Code (the “Code”). The Corporation shall pay or reimburse, in advance of the final disposition of the proceeding, to each person who is then a director, officer or delegate of the Corporation all reasonable expenses incurred by such person who was, is, or is threatened to be made a respondent in a proceeding to the full extent permitted by Section 8.104 of the Code. The Corporation may indemnify persons who are or were an employee or agent (other than a present or former director or officer or delegate) of the Corporation (collectively, along with the present and former directors and officers and delegates of the Corporation, “Corporate Functionaries”, or individually, a “Corporate Functionary”) against any and all liability and expenses that may be incurred by them in connection with or resulting from any proceeding to the full extent permitted or required by Chapter 8 of the Code. The Corporation may pay or reimburse, in advance of the final disposition of the proceeding, to each former director, officer or delegate of the Corporation, or each present or former employee or agent (other than a present director, officer or delegate) of the Corporation, all reasonable expenses incurred by such person who was, is, or is threatened to be made a respondent in a proceeding upon the Corporation’s receipt of an affirmation and an undertaking of the kinds described in Section 8.104(a) of the Code. The rights conferred in this Article VIII shall be in addition to all rights to which any Corporate Functionary may be entitled under any agreement or vote of shareholders or as a matter of law or otherwise, shall be contract rights in favor of each Corporate Functionary, and shall continue as to a Corporate Functionary who has ceased to be a director, officer, delegate, employee, or agent of the Corporation. Terms used in this Article VIII that are defined in Section 8.001 of the Code are used as so defined.
Section 8.02    Insurance. The Corporation may purchase or maintain insurance on behalf of any Corporate Functionary against any liability or expense asserted against him and incurred by him in such a capacity or arising out of his status as a Corporate Functionary, whether or not the Corporation would have the power to indemnify him against the liability or expense under the Code or these Bylaws; provided, however, if the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Corporation. Without limiting the power of the Corporation to procure or maintain any kind of insurance or arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation, (a) create a trust fund, (b) establish any form of self-insurance, including without limitation a contract to indemnify, (c) secure its indemnification obligation by grant of any security interest or other lien on the assets of the Corporation, or (d) establish a letter of credit, guaranty, or surety arrangement. Any such insurance or other arrangement may be procured, maintained, or established within the Corporation or its affiliates or with any insurer or other person deemed appropriate by the Board of Directors of the Corporation, regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the Corporation. In the absence of fraud, the judgment of the Board of Directors of the Corporation as to the terms and conditions of such insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive, and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in approving such insurance or other arrangement shall be beneficiaries thereof.
ARTICLE IX. GENERAL PROVISIONS
Section 9.01    Dividends and Distributions. Subject to all applicable requirements of law and to any applicable provisions of the Certificate of Formation, these Bylaws and any indenture or other agreement to which the Corporation is a party or by which it is bound, the Board of Directors may declare to be payable, in cash, in other property or in shares of the Corporation’s stock of any class or series, such dividends and distributions upon or in respect of outstanding stock of the Corporation of any class or series as the Board of Directors may at any time or from time to time deem to be advisable. Before declaring any such dividend or distribution, the Board of Directors may cause to be set aside, out of any funds or other property or assets of the Corporation legally available for the payment of dividends or distributions, such sum or sums as the Board of Directors, in the absolute discretion of its members, may consider to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors may deem conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
Section 9.02    Checks, Notes, etc. All checks or other orders for payment of money and notes or other instrument evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 9.03    Fiscal Year. The fiscal year of the Corporation shall be fixed and may from time to time be changed by resolution of the Board of Directors.
Section 9.04    Seal. The Corporation shall not have a seal.
Section 9.05    Securities of other Corporations; Acting as General Partner. Unless otherwise ordered by the Board of Directors, the Chairman of the Board of Directors or the

President shall have full power and authority on behalf of the Corporation: (a) to attend and to act and to vote, or to execute proxies to vote, at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock; and (b) to exercise all rights of the general partner in any partnership of which the Corporation shall be a general partner. The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.
ARTICLE X. AMENDMENTS
Section 10.01    By the Board of Directors. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Formation.
Section 10.02    By the Stockholders. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any annual meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Formation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.
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